EXHIBIT 10.1

                         PROFESSIONAL SERVICES AGREEMENT


     This Agreement is made between Megalith Corporation, with its place of business at 4720 Esco Drive, Forth Worth, Texas 76140 (herein referred to as "Client") and Gary L. Blum, Esq., with his place of business c/o Law Offices of Gary L. Blum, 3278 Wilshire Boulevard, Suite 603, Los Angeles, CA 90212 (herein referred to as "Employee"), as of June 20, 1997. In consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which is acknowledged, the parties do hereby agree as follows:

I. QUALIFICATIONS: The Employee has special skill and experience in certain fields of activity in which the Client is interested.


II. SERVICES RENDERED: Client engaged the nonexclusive services of Employee for the period from January 1 through June 20, 1997, and Employee has rendered substantial services to Client over the period as agreed upon.


III. COMPENSATION: The Client shall grant to Employee as of the date of this Agreement, an amount of 5,000 restricted shares of the Client's common stock. This grant of shares is considered earned to Employee upon the execution of this Agreement.


IV. ENTIRE AGREEMENT: This document represents the complete agreement between the parties and may be modified or amended only by duly executed written agreements. This Agreement shall be construed in accordance with the laws of the State of California.


IN WITNESS WHEREOF: The parties hereto have duly executed this Agreement as of the day and year noted above.


"Client"                                           "Employee"
Megalith Corporation                               Gary L. Blum, Esq.


By: /s/ Syed Zaidi                                 By:/s/ Gary L. Blum
   ----------------------                             -------------------
Its: Chairman/CEO                                         Gary L. Blum
   ----------------------


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                                  EXHIBIT 10.2

                         PROFESSIONAL SERVICES AGREEMENT


                                                             PLANNING AND
                                                             PUBLIC RELATIONS

     [Company Logo]
                                                             ACC COMMUNICATIONS
                                                             416 N. Avenida Del
                                                             La Estrella
                                                             San Clemente
                                                             CA
                                                             Tel 714-366-5803
                                                             Fax 714-366-2865
     January 5, 1997


     Syed Zaidi
     Chairman of the Board
     Megalith Corporation
     4720 Esco Drive
     Fort Worth, Texas 76140

     Dear Zaidi:

     When signed by you, this letter will serve as a firm and binding agreement between ACC Communications (ACC) and Megalith Corporation (Megalith) with respect to the following:

          * Megalith hereby retains ACC, and ACC agrees to be retained, to counsel Megalith with respect to the advisability and structure of joint ventures between Megalith subsidiary, Esco Elevator Corporation, and marketing and/or manufacturing partners in other nations.

          * For this service, Megalith hereby grant to ACC an option to acquire 197,760 shares of free-trading Megalith common stock at $0.50 per share, exercisable at its discretion. Additionally, Megalith agrees to compensate ACC with a total of 6,888 free-trading common shares of Megalith at no cost.


     /s/ Syed Zaidi                             /s/ Paul J. Keil    1/5/97
     --------------------------                 --------------------------
     Syed Zaidi          Date                   Paul J. Keil        Date
     for Megalith Corporation                   for ACC Communication






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